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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Eagle-Picher Holdings, Inc.:

We consent to the use of our report included herein.

     Our report dated February 5, 197, was unqualified, except for consistency in the application of accounting principles as a result of the Company's change in its method of computing LIFO for certain inventories.

                                                  /s/ KPMG LLP
Cincinnati, Ohio
February 26, 1999